Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Zuora, Inc. and subsidiaries:

We consent to the use of our report with respect to the consolidated financial statements incorporated by reference herein.

/s/ KPMG LLP

San Francisco, California

April 12, 2018